EXHIBIT 24(a)






                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Columbus Energy Corp. on Form S-8 (File No. 33-63336) Form S-8 (File No. 33-93156), Form S-8 (File No. 33-25743) and Form S-3 (File No. 333-02787) of our report dated February 9, 1996, on our audits on the consolidated financial statements of Columbus Energy Corp. as of November 30, 1995 and 1994, and for the years ended November 30, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K/A.







                               COOPERS & LYBRAND L.L.P.


Denver, Colorado
May 8, 1996